EXHIBIT 5.1

Gowling Lafleur Henderson LLP                            Barristers & Solicitors
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                                                                www.gowlings.com

                                                                    File V22198
July 3, 2002
Campion Macdonald
200 - 204 Lambert Street
Whitehorse, Yukon
Y1A 3T2

Dear Sirs:

Re:   Idaho Consolidated Metals Corporation ( the "Company")

We have acted as British Columbia counsel for Idaho Consolidated Metals Corporation, a corporation incorporated under the laws of British Columbia and continued to the Yukon Territory (the "Company"). As such, we have been requested to provide this opinion in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form SB-2 (the "Registration Statement"), including a prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C promulgated under the Securities Act (the "Prospectus") relating to an aggregate of 60,994,361 shares of common stock, no par value ( the "Shares") of the Company.

As British Columbia counsel to the Company, in connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions set forth herein. In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

Based upon and subject to the foregoing, we are of the opinion that:

1. Based solely on the records of Computershare Trust Company of Canada as at August 17, 2001, 36,865,623 common shares of the Issuer were issued and outstanding immediately prior to the continuance of the Company into the Yukon Territory;

2. The Company has duly authorized for issuance 6,332,458 common shares which are issuable on exercise of outstanding options of the Company (the "Option Shares") and such Option Shares, when issued and paid for in accordance with the terms of the respective option agreements will be validly issued, fully-paid and non-assessable.

3. The Company has duly authorized for issuance 1,413,569 Warrant Shares and such Warrant Shares, when issued and paid for in accordance with the terms of the warrants, will be validly issued, fully-paid and non-assessable.

Yours very truly,

"Gowling Lafleur Henderson LLP"
GOWLING LAFLEUR HENDERSON LLP